Exhibit 99.1

For Further Information: Ted Moreau VP, Investor Relations 469.395.8175 tmoreau@photronics.com

Photronics Reports Third Quarter Fiscal 2025 Financial Results

BROOKFIELD, Conn. August 27, 2025 (GLOBE NEWSWIRE) — Photronics, Inc. (NASDAQ:PLAB), a worldwide leader in photomask technologies and solutions, today reported financial results for its third quarter of fiscal year 2025 ended August 3, 2025.

Commenting on the third-quarter performance, Chairman and CEO George Macricostas said, "Photronics delivered very good results in our fiscal third quarter with revenue, profitability and EPS ahead of expectations. Looking ahead, we remain focused on operational efficiency to maintain our excellent standard of maximizing customer cycle times. We will further accelerate internal investment efforts to enhance geographic revenue diversification and position the company for sustained revenue and earnings growth.”

Third Quarter Fiscal 2025 Results
•	Revenue was $210.4 million, down 0.3% year-over-year and 0.3% sequentially.
•
GAAP Net income attributable to Photronics, Inc. shareholders was $22.9 million, or $0.39 per diluted share, compared with $34.4 million, or $0.55 per diluted share, in the third quarter of 2024 and $8.9 million, or $0.15 per diluted share, in the second quarter of 2025.

•
Non-GAAP Net income attributable to Photronics, Inc. shareholders was $29.4 million, or $0.51 per diluted share, compared with $31.9 million, or $0.51 per diluted share in the third quarter of 2024 and $24.3 million, or $0.40 per diluted share, in the second quarter of 2025.

•	IC revenue was $147.8 million, down 5% year-over-year and 5% sequentially.
•	FPD revenue was $62.6 million, up 14% from the same quarter last year and 14% sequentially.
•	Cash, cash equivalents and short-term investments at the end of the quarter were $575.8 million, of which $396.8 million was associated with our Joint Ventures of which we own 50%.
•
Cash generated from operating activities was $50.1 million, cash invested in organic growth through capital expenditures was $24.8 million, and cash returned to shareholders through share repurchases was $20.7 million.

•	The Board of Directors approved an increase of $25.0 million to the share repurchase authorization.

Fourth Quarter Fiscal 2025 Guidance

For the fourth quarter of fiscal 2025, Photronics expects Revenue to be between $201 million and $209 million and non-GAAP Net income attributable to Photronics, Inc. shareholders to be between $0.42 and $0.48 per diluted share.

Webcast

A webcast to discuss these results is scheduled for 8:30 a.m. Eastern time on August 27, 2025.  The call will be broadcast live and on-demand on the Events and Presentations link on the Photronics website. Analysts and investors who wish to participate in the Q&A portion of the call should click here. It is suggested that participants register fifteen minutes prior to the call's scheduled start time.

About Photronics

Photronics is a leading worldwide manufacturer of integrated circuit (IC) and flat panel display (FPD) photomasks. High precision quartz plates that contain microscopic images of electronic circuits, photomasks are a key element in the IC and FPD manufacturing process. Founded in 1969, Photronics has been a trusted photomask supplier for over 56 years. The company operates 11 strategically located manufacturing facilities in Asia, Europe, and North America. Additional information on the company can be accessed at www.photronics.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” regarding our industry, our strategic position, and our financial and operating results. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results, performance or achievements to differ materially.  Please refer to Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended October 31, 2024 and other subsequent filings with the Securities and Exchange Commission. These documents contain and identify important factors that could cause our actual results to differ materially from those contained in these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We are under no duty to update any of the forward-looking statements after the date of this release to conform these statements to actual results.

Non-GAAP Financial Measures

Non-GAAP Net Income attributable to Photronics, Inc. shareholders and non-GAAP diluted earnings per share attributable to Photronics, Inc. shareholders, are "non-GAAP financial measures" as such term is defined by Regulation G of the Securities and Exchange Commission, and may differ from similarly named non-GAAP financial measures used by other companies. The attached financial supplement reconciles Photronics, Inc. financial results under GAAP to non-GAAP financial information. We believe these non-GAAP financial measures that exclude certain items are useful for analysts and investors to evaluate our on-going performance because they enable a more meaningful comparison of our projected performance with our historical results. These non-GAAP metrics are not a measure of consolidated operating results under U.S. GAAP and should not be considered as an alternative to Net income (loss), Net income (loss) per share, or any other measure of consolidated results under U.S. GAAP. The items excluded from these non-GAAP metrics, but included in the calculation of their closest GAAP equivalent, are significant components of the condensed consolidated statement of income and must be considered in performing a comprehensive assessment of overall financial performance. Please refer to the non-GAAP reconciliations below.

PHOTRONICS, INC.
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended
	August 3,	May 4,	July 28,	August 3,	July 28,
	2025	2025	2024	2025	2024

Revenue	$210,394	$210,992	$210,984	$633,524	$644,318

Cost of goods sold	139,539	133,086	135,846	409,228	410,674

Gross Profit	70,855	77,906	75,138	224,296	233,644
Gross margin %	33.7%	36.9%	35.6%	35.4%	36.3%

Operating Expenses:

Selling, general and administrative	18,423	18,099	19,436	55,624	56,753

Research and development	4,271	4,090	3,555	12,618	11,291

Total Operating Expenses	22,694	22,189	22,991	68,242	68,044

Other operating gain	-	-	1	-	90

Operating Income	48,161	55,717	52,148	156,054	165,690
Operating Margin	22.9%	26.4%	24.7%	24.6%	25.7%

Non-operating (loss) income, net	(9,428)	(25,786)	10,145	(10,232)	26,931

Income Before Income Tax Provision	38,733	29,931	62,293	145,822	192,621

Income tax provision	9,594	5,714	14,124	34,209	48,998

Net Income	29,139	24,217	48,169	111,613	143,623

Net income attributable to noncontrolling interests	6,248	15,356	13,781	37,009	46,804

Net income attributable to Photronics, Inc. shareholders	$22,891	$8,861	$34,388	$74,604	$96,819

Earnings per share attributed to Photronics, Inc. shareholders:

Basic	$0.40	$0.15	$0.56	$1.24	$1.57

Diluted	$0.39	$0.15	$0.55	$1.23	$1.55

Weighted-average number of common shares outstanding:

Basic	57,937	60,793	61,815	60,274	61,681

Diluted	58,068	60,974	62,414	60,567	62,369

PHOTRONICS, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	August 3,	October 31,
	2025	2024

Assets

Current assets:
Cash and cash equivalents	$479,521	$598,485
Short-term investments	96,277	42,184
Accounts receivable	190,875	200,830
Inventories	63,490	56,527
Other current assets	42,073	33,036

Total current assets	872,236	931,062

Property, plant and equipment, net	838,988	745,257
Other assets	41,541	35,740

Total assets	$1,752,765	$1,712,059

Liabilities and Equity

Current liabilities:
Current portion of long-term debt	$11	$17,972
Accounts payable and accrued liabilities	174,914	165,839

Total current liabilities	174,925	183,811

Long-term debt	16	25
Other liabilities	39,824	47,464

Equity:
Photronics, Inc. shareholders' equity	1,125,551	1,120,864
Noncontrolling interests	412,449	359,895
Total equity	1,538,000	1,480,759

Total liabilities and equity	$1,752,765	$1,712,059

PHOTRONICS,  INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Nine Months Ended
	August 3,	July 28,
	2025	2024

Cash flows from operating activities:
Net income	$111,613	$143,623
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	59,234	61,613
Share-based compensation	10,003	9,841
Changes in operating assets, liabilities and other	(20,876)	(22,003)

Net cash provided by operating activities	159,974	193,074

Cash flows from investing activities:
Purchases of property, plant and equipment	(120,588)	(87,733)
Purchases of short-term investments	(96,571)	(100,558)
Proceeds from maturities of short-term investments	42,148	44,696
Government incentives	1,469	1,541
Other	(57)	(4)

Net cash used in investing activities	(173,599)	(142,058)

Cash flows from financing activities:
Repayments of debt	(17,969)	(4,500)
Common stock repurchases	(97,422)	-
Proceeds from share-based arrangements	2,120	1,074
Net settlements of restricted stock awards	(2,013)	(3,002)

Net cash used in financing activities	(115,284)	(6,428)

Effects of exchange rate changes on cash, cash equivalents, and restricted cash	10,129	(6,454)

Net (decrease) increase in cash, cash equivalents, and restricted cash	(118,780)	38,134
Cash, cash equivalents, and restricted cash, beginning of period	601,243	501,867

Cash, cash equivalents, and restricted cash, end of period	$482,463	$540,001

PHOTRONICS, INC.

Reconciliation of GAAP Net income and Earnings per Share attributable to Photronics, Inc. shareholders to Non-GAAP Net income and Earnings per Share attributable to Photronics, Inc. shareholders
(in thousands, except per share amounts)
(Unaudited)

	Three Months ended
	August 3,	May 4,	July 28,
	2025	2025	2024

GAAP Net income attributable to Photronics, Inc. shareholders	$22,891	$8,861	$34,388
FX (gain) loss	14,258	31,111	(4,068)
Estimated tax effects of FX (gain) loss	(3,663)	(8,337)	914
Estimated noncontrolling interest effects of above	(4,130)	(7,376)	681
Non-GAAP Net income attributable to Photronics, Inc. shareholders	$29,356	$24,259	$31,915

Weighted-average number of common shares outstanding - Diluted	58,068	60,974	62,414

GAAP Diluted earnings per share attributable to Photronics, Inc. shareholders	$0.39	$0.15	$0.55
Effects of non-GAAP adjustments above	0.12	0.25	(0.04)
Non-GAAP Diluted earnings per share attributable to Photronics, Inc. shareholders	$0.51	$0.40	$0.51